The Universal Institutional Funds, Inc. Emerging
Markets Debt Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3



Securities Purchased:  Petrobas Global Finance BV
7.375% due 1/17/2027
Purchase/Trade Date: 1/9/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $876,000
Percentage of Offering Purchased by Fund: 0.044%
Percentage of Fund's Total Assets: 0.39%
Brokers: Bradesco BBI, Citigroup, HSBC, Itau BBA,
Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.





Securities Purchased:  Petrobas Global Finance BV
6.125% due 1/17/2022
Purchase/Trade Date: 1/9/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $642,000
Percentage of Offering Purchased by Fund: 0.032%
Percentage of Fund's Total Assets: 0.28%
Brokers: Bradesco BBI, Citigroup, HSBC, Itau BBA,
Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.





Securities Purchased:  Republic of Colombia 5.00% due
6/15/2045
Purchase/Trade Date: 1/18/2017
Offering Price of Shares: $97.828
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $2,260,000
Percentage of Offering Purchased by Fund: 0.151%
Percentage of Fund's Total Assets: 0.98%
Brokers: Citigroup, Itau BBA, Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  The Province of Cordoba 7.450%
due 9/1/2024
Purchase/Trade Date: 2/22/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $510,000,000
Amount Purchased by Fund: $1,600,000
Percentage of Offering Purchased by Fund: 0.314%
Percentage of Fund's Total Assets: 0.70%
Brokers: JP Morgan; Morgan Stanley
Purchased from: J. P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.